Exhibit 99.1

GREENHUNTER RESOURCES ANNOUNCES

REGISTERED DIRECT PLACEMENT OF COMMON STOCK

GRAPEVINE, TEXAS,      January 23, 2015 — On January 22, 2015, GreenHunter Resources, Inc. (NYSE MKT: GRH and GRH.PRC) (the “Company”) entered into subscription agreements with certain accredited investors (the “Purchasers”), pursuant to which the Company will issue and sell to the Purchasers an aggregate of 3,333,334 shares of the Company’s common stock (the “Shares”) and warrants to purchase up to an additional 1,166,667 shares of Company’s common stock (the “Warrants,” and the shares issuable upon exercise of the Warrants, the “Warrant Shares”), at a price of $0.60 per unit (before placement fees and offering expenses). Each unit consists of one Share and one Warrant. The Warrants will entitle its holder to purchase shares of the Company’s common stock at an initial exercise price of $0.81 per share, will be immediately exercisable and will expire on the third anniversary of the date of issuance. The issuance and sale of the Shares, Warrants and Warrant Shares (collectively, the “Securities”) are registered pursuant to the Company’s Registration Statement on Form S-3 (No. 333-198051), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 24, 2014, as supplemented by a prospectus supplement dated January 22, 2015, to be filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Registration Statement”). Closing of the offering is expected to take place on January 27, 2015, subject to the satisfaction of customary closing conditions.

The Company engaged MLV & Co. (“MLV”) as its exclusive placement agent in connection with the offering and sale of the Securities pursuant to a Placement Agency Agreement (the “Placement Agreement”), dated January 22, 2015. Pursuant to the Placement Agreement, MLV has no obligation to buy any of the Securities from the Company and is acting solely as the placement agent. The Company agreed to pay MLV 6% of the aggregate gross proceeds received by the Company from the sale of the Securities, plus certain costs and expenses not to exceed $15,000. The Placement Agreement contains customary representations, warranties and indemnification provisions.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction.

About GreenHunter Resources, Inc.

GreenHunter Resources, Inc., through its wholly-owned subsidiaries, GreenHunter Water, LLC, GreenHunter Environmental Solutions, LLC, and GreenHunter Hydrocarbons, LLC, provides Total Water Management Solutions™/Oilfield Fluid Management Solutions™ in the oilfield and its shale plays of the Appalachian Basin. GreenHunter Water continues to expand its services package by increasing down-hole injection capacity with Class II salt water disposal wells and facilities, with the launch of next-generation modular above-ground frac water storage tanks (MAG Tank™), and with advanced water hauling – including a growing fleet of DOT rated 407 trucks, for hauling condensates and water with the presence of condensates. GreenHunter Water has also spearheaded the movement to barge brine water, as barging is the safest and most cost-effective mode of transport.

GreenHunter Environmental Solutions, LLC offers onsite environmental solutions at the well pad and facilities, with a service package that includes tank and rig cleaning, liquid and solid waste removal/remediation, solidification, and spill response. An understanding that an interconnected suite of services is key to E&P waste stream management shapes GreenHunter Resources’ comprehensive end-to-end approach to services.

GreenHunter Hydrocarbons, LLC offers transportation of hydrocarbons (oil, condensate, and NGLs) and will soon offer storage, processing, and marketing of hydrocarbons (oil, condensate, and NGLs) in the Appalachian region. Leveraging off of our existing asset base and infrastructure, which includes up to six different barge terminal locations, presently owned or leased by GreenHunter Resources.

For a visual animation of the Class II Salt Water Disposal well development and completion technique that is being utilized in GreenHunter Water’s Appalachia SWD program, navigate to the video by clicking on “Salt Water Disposal Animation” button on the Operations tab at GreenHunterResources.com or click here.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Resources and its business and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Resources undertakes no obligation to update these forward-looking statements in the future.

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For Further Information Contact:

GreenHunter Resources, Inc.

Kirk Trosclair

Executive Vice President and Chief Operating Officer

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

Office: (469) 293-1987

ktrosclair@greenhunterresources.com

Anthony Andora

Investor Relations

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

Mobile: (720) 317-8927